Exhibit 99.1

TTM Technologies, Inc., Q4’16	Contact:
Sameer Desai,
Senior Director, Corporate Development & Investor Relations
sameer.desai@ttmtech.com
714-327-3050

TTM Technologies, Inc. Reports Fourth Quarter and Fiscal Year 2016 Results

Broad Based Growth Drives Results Ahead of Guidance Delivering Record Revenues

COSTA MESA, CA – February 8th, 2017 – TTM Technologies, Inc. (NASDAQ:TTMI), a leading global printed circuit board (“PCB”) manufacturer, today reported results for the fourth quarter of fiscal 2016, which ended January 2nd, 2017.

Fourth Quarter 2016 Highlights

•	Net sales were $706.5 million

•	GAAP net loss attributable to stockholders was $2.0 million, or $0.02 per share, which included a pre-tax charge of $47.8 million for debt extinguishment

•	Non-GAAP net income attributable to stockholders was $59.8 million, or $0.58 per diluted share

•	Adjusted EBITDA was $128.5 million

Fourth Quarter 2016 Financial Results

Net sales for the fourth quarter of 2016 were $706.5 million, compared to $668.9 million in the fourth quarter of 2015 and $641.7 million in the third quarter of 2016.

GAAP operating income for the fourth quarter of 2016 was $69.6 million, compared to $36.5 million in the fourth quarter of 2015 and $50.2 million in the third quarter of 2016.

GAAP net loss attributable to stockholders for the fourth quarter of 2016 was $2.0 million, or $0.02 per share. This compares to a GAAP net income attributable to stockholders of $9.5 million, or $0.09 per diluted share, in the fourth quarter of 2015 and $25.6 million, or $0.23 per diluted share, in the third quarter of 2016. The fourth quarter GAAP net loss includes a pre-tax charge of $47.8 million due to the early extinguishment of debt.

On a non-GAAP basis, net income attributable to stockholders for the fourth quarter of 2016 was $59.8 million, or $0.58 per diluted share. This compares to non-GAAP net income attributable to stockholders of $31.5 million, or $0.31 per diluted share, for the fourth quarter of 2015 and $40.1 million, or $0.39 per diluted share, in the third quarter of 2016.

Adjusted EBITDA for the fourth quarter of 2016 was $128.5 million, or 18.2 percent of net sales, compared to adjusted EBITDA of $95.8 million, or 14.3 percent of net sales, for the fourth quarter of 2015 and $102.2 million, or 15.9 percent of net sales, for the third quarter of 2016.

“Our fourth quarter revenues exceeded the high end of our guidance and our profitability was better than our forecast,” said Tom Edman, CEO of TTM. “On a year over year basis, most end markets grew, with the fastest growth coming from the cellular and automotive end markets. This drove substantial operating income leverage in the business resulting in the highest non-GAAP EPS in the history of the company.”

Full Year 2016 Financial Results

Net sales for fiscal year 2016 increased to $2.5 billion from $2.1 billion in fiscal year 2015.

GAAP operating income for fiscal year 2016 was $173.5 million, an increase from GAAP operating income of $61.3 million in fiscal year 2015.

GAAP net income attributable to stockholders for fiscal year 2016 was $34.9 million, or $0.34 per diluted share, compared to GAAP net loss attributable to stockholders of $25.9 million, or $0.28 per share, for fiscal year 2015.

TTM Technologies, Inc., Q4’16	Contact:
Sameer Desai,
Senior Director, Corporate Development & Investor Relations
sameer.desai@ttmtech.com
714-327-3050

On a non-GAAP basis, net income attributable to stockholders for fiscal year 2016 was $142.3 million, or $1.40 per diluted share. This compares to fiscal year 2015 non-GAAP net income attributable to stockholders of $81.1 million, or $0.87 per diluted share.

Adjusted EBITDA for fiscal year 2016 was $395.4 million, or 15.6 percent of net sales, compared to $285.7 million, or 13.6 percent of net sales, for fiscal year 2015.

“2016 was the year that validated TTM’s strategy of diversification, differentiation and discipline. We saw solid growth in the automotive and aerospace and defense end markets that partially offset the declines in the cellular and networking and communications end markets. Due to disciplined execution of synergies and cost controls, we generated $217 million in free cash flow and repaid approximately $218 million of our debt, allowing us to achieve a net debt to EBITDA ratio of less than 2.0 well ahead of our original timeline,” continued Edman. “I would like to thank our employees for their tremendous efforts to achieve these results for the year 2016 as we created a new “One TTM” resulting from the combination of Viasystems and TTM Technologies.”

“In 2017, we are looking forward to year on year growth in many of our end markets driven by megatrends such as growing automotive electronic content, increased aerospace and defense procurement, and upgrades in cellular phones.”

Business Outlook

For the first quarter of 2017, TTM estimates that revenue will be in the range of $595 million to $635 million, and non-GAAP net income attributable to stockholders will be in the range of $0.25 to $0.31 per diluted share.

To Access the Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss fourth quarter 2016 results and first quarter 2017 outlook on Wednesday, February 8th, 2017, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call will include forward-looking statements.

Telephone access is available by dialing domestic 888-278-8459 or international 913-312-1495 (ID 6391150). The conference call also will be webcast on TTM’s website at www.ttm.com.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at www.ttm.com.

About TTM

TTM Technologies, Inc. is a leading global printed circuit board manufacturer, focusing on quick-turn and volume production of technologically advanced PCBs, backplane assemblies and electro-mechanical solutions. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any

TTM Technologies, Inc., Q4’16	Contact:
Sameer Desai,
Senior Director, Corporate Development & Investor Relations
sameer.desai@ttmtech.com
714-327-3050

projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.

About Our Non-GAAP Financial Measures

This release includes information about TTM’s adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

- Tables Follow -

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

	Fourth Quarter		Third Quarter	Full Year
	2016	2015	2016	2016	2015
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
Net sales	$706,534	$668,874	$641,720	$2,533,359	$2,095,488
Cost of goods sold	573,689	560,604	532,158	2,109,744	1,785,351

Gross profit	132,845	108,270	109,562	423,615	310,137

Operating expenses:
Selling and marketing	16,848	17,963	15,643	66,366	57,361
General and administrative	38,998	41,654	35,641	148,719	167,109
Amortization of definite-lived intangibles	6,407	6,683	5,949	24,252	18,888
Restructuring charges	946	5,429	2,103	8,951	7,941
Impairment of long-lived assets	—	—	—	3,346	—
Gain on sale of assets	—	—	—	(1,472)	(2,504)

Total operating expenses	63,199	71,729	59,336	250,162	248,795

Operating income	69,646	36,541	50,226	173,453	61,342
Interest expense	(15,267)	(20,208)	(18,873)	(76,008)	(59,753)
Loss on extinguishment of debt	(47,767)	—	—	(47,767)	(802)
Other, net	8,994	3,925	3,930	17,324	8,189

Income before income taxes	15,606	20,258	35,283	67,002	8,976
Income tax provision	(17,416)	(10,601)	(9,513)	(31,427)	(34,594)

Net income (loss)	$(1,810)	$9,657	$25,770	$35,575	$(25,618)

Net income attributable to noncontrolling interest	(195)	(136)	(188)	(714)	(264)

Net income (loss) attributable to stockholders	$(2,005)	$9,521	$25,582	$34,861	$(25,882)

Earnings (loss) per share attributable to stockholders:
Basic	$(0.02)	$0.10	$0.26	$0.35	$(0.28)
Diluted	$(0.02)	$0.09	$0.23	$0.34	$(0.28)
Weighted-average shares used in computing per share amounts:
Basic	100,365	99,134	100,245	100,099	92,675
Diluted	100,365	126,329	127,645	101,482	92,675

Reconciliation of the numerator and denominator used to calculate basic earnings per share and diluted earnings per share:
Net income attributable to stockholders	$9,521	$25,582
Add back items: interest expense, net of tax	2,009	3,321

Adjusted net income attributable to stockholders	$11,530	$28,903

Weighted-average shares outstanding	99,134	100,245
Dilutive effect of convertible debt	25,940	25,940
Dilutive effect of performance-based stock units, restricted stock units and stock options	1,255	1,460

Diluted shares	126,329	127,645

Earnings per share attributable to stockholders:
Basic	$0.10	$0.26
Diluted	$0.09	$0.23

SELECTED BALANCE SHEET DATA

	January 2, 2017	December 28, 2015
Cash and cash equivalents, including restricted cash	$256,277	$262,630
Accounts and notes receivable, net	432,596	454,001
Inventories	269,212	268,923
Total current assets	1,012,841	1,022,520
Property, plant and equipment, net	966,638	1,103,067
Other non-current assets	520,597	514,546
Total assets	2,500,076	2,640,133
Short-term debt, including current portion of long-term debt	$110,652	$157,375
Accounts payable	355,774	347,916
Total current liabilities	689,065	744,994
Debt, net of discount	909,030	1,013,411
Total long-term liabilities	981,886	1,068,470
Total equity	829,125	826,669
Total liabilities and equity	2,500,076	2,640,133

SUPPLEMENTAL DATA

	Fourth Quarter		Third Quarter	Full Year
	2016	2015	2016	2016	2015
Gross margin	18.8%	16.2%	17.1%	16.7%	14.8%
Operating margin	9.9%	5.5%	7.8%	6.8%	2.9%
End Market Breakdown:

	Fourth Quarter		Third Quarter
	2016	2015	2016
Aerospace/Defense	14%	13%	15%
Automotive	19%	18%	19%
Cellular Phone	19%	18%	17%
Computing/Storage/Peripherals	12%	12%	12%
Medical/Industrial/Instrumentation	13%	13%	14%
Networking/Communications	21%	23%	21%
Other	2%	3%	2%
Stock-based Compensation:
	Fourth Quarter		Third Quarter
	2016	2015	2016
Amount included in:
Cost of goods sold	$469	$327	$412
Selling and marketing	$305	301	268
General and administrative	2,426	2,007	2,119

Total stock-based compensation expense	$3,200	$2,635	$2,799

Operating Segment Data:
	Fourth Quarter		Third Quarter
	2016	2015	2016
Net sales:
PCB	$654,379	$611,045	$598,656
E-M Solutions	55,332	61,021	46,246
Corporate	—	—	—

Total sales	709,711	672,066	644,902
Inter-segment sales	(3,177)	(3,192)	(3,182)

Total net sales	$706,534	$668,874	$641,720

Operating segment income:
PCB	$95,208	$66,320	$75,501
E-M Solutions	3,029	2,612	1,421
Corporate	(22,184)	(25,708)	(20,747)

Total operating segment income	76,053	43,224	56,175
Amortization of definite-lived intangibles	(6,407)	(6,683)	(5,949)

Total operating income	69,646	36,541	50,226
Total other expense	(54,040)	(16,283)	(14,943)

Income before income taxes	$15,606	$20,258	$35,283

RECONCILIATIONS1

	Fourth Quarter		Third Quarter	Full Year
	2016	2015	2016	2016	2015
Non-GAAP gross profit reconciliation[2]:
GAAP gross profit	$132,845	$108,270	$109,562	$423,615	$310,137
Add back item:
Inventory markup	—	598	—	—	16,220
Stock-based compensation	469	327	412	1,630	1,117

Non-GAAP gross profit	$133,314	$109,195	$109,974	$425,245	$327,474

Non-GAAP gross margin	18.9%	16.3%	17.1%	16.8%	15.6%
Non-GAAP operating income reconciliation[3]:
GAAP operating income	$69,646	$36,541	$50,226	$173,453	$61,342
Add back items:
Amortization of definite-lived intangibles	6,407	6,683	5,949	24,252	18,888
Stock-based compensation	3,200	2,635	2,799	11,090	9,661
Gain on sale of assets	—	—	—	(1,472)	(2,504)
Acquisition-related costs	195	1,521	197	1,688	34,448
Inventory markup	—	598	—	—	16,220
Impairments, restructuring, and other charges	1,530	5,429	2,103	12,881	7,941

Non-GAAP operating income	$80,978	$53,407	$61,274	$221,892	$145,996

Non-GAAP operating margin	11.5%	8.0%	9.5%	8.8%	7.0%
Non-GAAP net income and EPS attributable to stockholders reconciliation[4]:
GAAP net income (loss) attributable to stockholders	$(2,005)	$9,521	$25,582	$34,861	$(25,882)
Add back items:
Amortization of definite-lived intangibles	6,407	6,683	5,949	24,252	18,888
Stock-based compensation	3,200	2,635	2,799	11,090	9,661
Non-cash interest expense	2,697	4,893	4,721	19,180	15,626
Gain on sale of assets	—	—	—	(1,472)	(2,504)
Acquisition-related costs	195	1,521	197	1,688	34,448
Inventory markup	—	598	—	—	16,220
Loss on extinguishment of debt	47,767	—	—	47,767	802
Impairments, restructuring and other charges	1,530	5,429	2,103	12,881	7,941
Income taxes	49	247	(1,208)	(7,987)	5,869

Non-GAAP net income attributable to stockholders	$59,840	$31,527	$40,143	$142,260	$81,069

Non-GAAP earnings per diluted share attributable to stockholders	$0.58	$0.31	$0.39	$1.40	$0.87
Non-GAAP diluted number of shares[5]:
Diluted shares	102,563	126,329	127,645	101,482	93,640
Dilutive effect of convertible debt	—	(25,940)	(25,940)	—	—

Non-GAAP diluted number of shares	102,563	100,389	101,705	101,482	93,640

Adjusted EBITDA reconciliation[6]:
GAAP net income (loss)	$(1,810)	$9,657	$25,770	$35,575	$(25,618)
Add back items:
Income tax provision (benefit)	17,416	10,601	9,513	31,427	34,594
Interest expense	15,267	20,208	18,873	76,008	59,753
Amortization of definite-lived intangibles	6,407	6,683	5,949	24,252	18,888
Depreciation expense	38,539	39,105	37,006	156,229	133,508
Stock-based compensation	3,200	2,635	2,799	11,090	9,661
Gain on sale of assets	—	—	—	(1,472)	(2,504)
Acquisition-related costs	195	1,521	197	1,688	34,448
Inventory markup	—	—	—	—	14,200
Loss on extinguishment of debt	47,767	—	—	47,767	802
Impairments, restructuring and other charges	1,530	5,429	2,103	12,881	7,941

Adjusted EBITDA	$128,511	$95,839	$102,210	$395,445	$285,673

Adjusted EBITDA margin	18.2%	14.3%	15.9%	15.6%	13.6%
Free cash flow reconciliation:
Operating cash flow	97,650	139,829	102,737	298,336	237,462
Add back items:
Payment of accreted interest on convertible sr. notes	—	—	—	—	8,730
Payment of acquisition-related costs	869	1,522	11	3,895	36,210

Adjusted operating cash flow	98,519	141,351	102,748	302,231	282,402
Capital expenditures, net	(22,619)	(22,967)	(24,221)	(85,139)	(99,718)

Free cash flow	$75,900	$118,384	$78,527	$217,092	$182,684

[1]	This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income attributable to stockholders, non-GAAP EPS attributable to stockholders, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.
[2]	Non-GAAP gross profit and gross margin measures exclude stock-based compensation expense, and inventory markup.
[3]	Non-GAAP operating income and operating margin measures exclude amortization of intangibles, stock-based compensation expense, gain on sale of assets, inventory markup, acquisition-related costs, asset impairments, restructuring and other charges.
[4]	This information provides non-GAAP net income attributable to stockholders and non-GAAP EPS attributable to stockholders, which are non-GAAP financial measures. Management believes that both measures - which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of assets, inventory markup, acquisition-related costs, asset impairments, restructuring and other charges as well as the associated tax impact of these charges and discrete tax items - provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.
[5]	Non-GAAP diluted number of shares used in computing non-GAAP earnings per share attributable to stockholders excludes the dilutive effect of convertible debt.
[6]	Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, inventory markup, acquisition-related costs, asset impairments, restructuring and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.